Exhibit 32

  Certification of Chief Executive Officer and Chief Financial Officer Pursuant
                to Section 906 of the Sarbanes-Oxley Act of 2002

     Dana C. Gavenda, Chief Executive Officer and President of FSB Community Bankshares, Inc., (the "Company") and Kevin D. Maroney, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended March 31, 2009 (the "Report") and that to the best of his knowledge:

     1. the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  May 13, 2009                        /s/ Dana C. Gavenda
                                           -------------------------------------
                                           Dana C. Gavenda
                                           President and Chief Executive Officer


Date:  May 13, 2009                        /s/ Kevin D. Maroney
                                           -------------------------------------
                                           Kevin D. Maroney
                                           Executive Vice President and
                                           Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.